                                                                    EXHIBIT 99.6



                                SNOWDEN VILLAGE I
                                   APARTMENTS

                                2352 Cowan Blvd.
                            Fredericksburg, VA. 22401
                                 (540) 371-6655
                               Fax (540) 373-8092

                               PHYSICAL INSPECTION

                                SNOWDEN VILLAGE I
                                   APARTMENTS

                           Property was built in 1970
                           Date of Major Renovations:
                            1996 Parking Lot Overlay
                             1993 Exterior Painting
                               1993 Complete Roof

                              Number of Units: 132
                   Number of Buildings: 22 apartment buildings

  ROOFS

  The roofs on this phase are 200#, 20 year, 3-Tab, composition shingles. All roofs were overlaid in 1993. There are currently 2 layers of shingles on all roofs. The roofs appear to have a 6/12 pitch. Decking is 7/16" and is reported in good condition. There are no leaks reported at this time. Maintenance reported problems with the ridge vents that blow off in high winds. It is necessary to re-secure these with longer nails. Additionally, Photo No. 4 shows facia in need of replacement at this time.

  The attached I.C.E. budget provides for the repairs to the ridge vents and facia at this time.

  GUTTERS and DOWNSPOUTS

  This property has gutters on 100% of the facia. Gutters lead to downspouts, which in turn, lead to splashblocks and underground drains. These gutters are original to the property and in need of replacement at this time. Most of the observed splashblocks were incorrectly installed or were missing altogether. Maintenance reports several problem areas where gutters are no longer secured to the facia. The underlying framing has rotted out and is in need of replacement at this time.

  The attached I.C.E. budget provides for corrections to the splashblocks, facia, gutters, and downspouts at this time.

  HVAC

  The individual apartment units are cooled by a split through the wall system. The condenser units are located in a service closet. The original condensers were Magic Chef, which have been replaced with American Air units. Maintenance reports that 84 of the 134 units are still original, 28 years old. The most common repairs have been fan motors, and compressor mounts breaking. Photos No. 6 & 7 shows an area of concern regarding all of the condensers. The wooden 1 x 4 trim strip surrounding the intake vent has failed, in most cases, and allows water to infiltrate the units in a rain. None of the units have electric disconnects. In order to work on the units it is necessary to shut off the circuit breaker at the interior panel. The heating is provided by 50 and 75,000 BTU gas fired furnaces. The original brand was AirEase which has been replaced over time with Goodman and Century. Maintenance reports that 115 of the 134 units are still original, 28 years old. Both one and two bedroom units use the same one and one half ton sized units and maintenance reports no problems. We are providing for the upgrade to two tons for the two bedroom units and the replacement of the remaining one and one half ton original units at this time.

  The attached I.C.E budget provides for the installation of the electric disconnects and the replacement of the remaining original HVAC units at this time.

  PLUMBING

  Main, exterior, cold water lines are copper pipe. Main hot and cold water lines are buried and not insulated. The cold water line enters the building through the laundry rooms in each building. There are individual building cut offs and they are all gate valves and are reportedly in good working order at this time. There are not any cut offs to the vertical plumbing supply stacks and as such when work is performed on the system outside of the apartment units it is necessary to shut down the water to all the units in a building. Maintenance reports that we could install cut offs on the vertical stacks and that this would be of great benefit. The domestic water supply in each unit is obtained by copper pipe. The DWV system is PVC plastic pipe. There are hose bibs at each building and none are functional. There are garbage disposals on the property. The original brand was GE and the replacement brand is Whirlaway. There are no individual washers or dryers on the property. The sewer system requires a regular clean out at this time.

  The attached I.C.E. budget includes sewer clean out and installation of ball valves to the vertical plumbing stacks.

  HOT WATER

  Hot water on this property is obtained through one gas fired boiler in each building. The observed units were A.O. Smith 80 gallon heaters on Bell & Gossett or Grundfos 1/12 HP recirculating loops. The property does not use a water softener system on the hot water line. Of the 8 water heaters on the property, the newest were one year old while the oldest were 13 years old. The two heaters from 1985 are in poor condition and in need of replacement at this time. The remaining hot water systems are in good condition and require only minor service at this time.

  The attached I.C.E. budget provides for the servicing of all hot water heaters and the replacement of two heaters at this time.

  ELECTRICAL

  The electricity on this phase of the property is provided by a master commercial meter, which is sub-metered to the individual units. All of the observed electrical equipment was manufactured by Federal Pacific. There are 75 Amp disconnects which shut off 3 units at a time. The interior electrical panels are 100 Amp. The electrical wiring between the transformer and the meter base is aluminum. The electrical wiring between the meter base and the interior panel is aluminum. Interior wiring in apartments is copper coated aluminum for the 110 volt and 220 volt circuits. There were no Ground Fault Interrupt circuits in any bathrooms or kitchens. There are 4 transformers on this phase of the property, which are mounted on concrete pads and appear to be in good condition, with no leaks visible.

  The attached I.C.E budget provides for minor repairs to the electrical systems and the addition of GFI outlets at this time.

                                EXTERIOR SURFACES

  SIDING

  This property is constructed of concrete block with a full stucco veneer. Approximately 80% of the exterior surfaces are stucco and 20% painted T-111 siding with painted wood trim and painted plywood soffits. The stucco is in good condition with only minor repairs required at this time. The T-111 siding is in need of attention at this time with many areas requiring scraping, priming, and painting. The facia as mentioned in the GUTTER section of this report is in need of repair and replacement in order to provide a solid base to secure the gutters. The property was last painted in 1993.

  The attached I.C.E. budget provides for stucco repairs, T-111 siding repairs, and facia repair or replacement at this time.

  STAIRWELLS

  There are 22 covered exterior stairs on this property. The stairwells are C-channel steel stringers with poured in pan concrete treads. The balusters and railings are wrought iron and in excellent condition. Overall, the stairwells are in good condition and only require minor repairs at this time.

  The attached I.C.E. budget provides for minor repairs to the stairwells at this time.

  BALCONIES

  The balconies on this phase of the property are structural concrete and are cantilevered out of the building. Maintenance reports no problems with any of the balconies at this time. There were no reported water leaks or structural defects noted. Balcony enclosures consist of wrought iron rails and require prep, prime, and paint at this time. First floor patios are concrete slab on grade and are in good condition. There are 6 patios that require replacement at this time due to severe cracking. Patios have no privacy fencing of any kind.

  The attached I.C.E. budget includes prepping, priming, and painting balcony rails and replacement of 6 first floor patios at this time.

  FOUNDATIONS

  All of the foundations for the buildings on this property are grid style monolithic concrete slab with integral grade beams with poured in place below grade walls and concrete block walls above grade. At the time of our inspection the foundations appeared to be sound with no visible or blatant evidence of foundation movement. However, an engineering report would be advised to be positive, as not all foundation failures are visible from the building exteriors. Subfloors on floors 2 and 3 throughout the property consist of preformed concrete beams with a 2" lightweight concrete top coat. There were no reported problems with any foundations or subfloors at the time of inspection.

  The attached I.C.E. budget does not require any repairs at this time.

  CONCRETE SIDEWALKS

  Only a minor amount of the sidewalks on the property have elevation changes which are trip hazards. Damaged areas of the sidewalks, which are beyond being ground down, should be removed and replaced to address these problems. There are some areas where tree roots have caused the sidewalks to heave and the trees will be addressed in the LANDSCAPE section of this report while the concrete repairs will be addressed here.

  The attached I.C.E. budget provides for sidewalk grinding, and replacement at this time.

  DRIVES AND PARKING LOTS

  The drives and parking lots on this property are asphalt and in excellent condition. The parking areas were overlaid in 1996. Phase I & II has 344 parking spaces, none of which are covered and 5 permanently marked handicapped spaces. Drainage appears to be good off of the lots with no signs of standing water. There were several curbs and gutters that have been damaged by snowplows and these should be repaired at this time. It is recommended that the entire lot be sealed and striped to protect the integrity of the overlay and extend its useful life. This cost is covered under PARKING below.

  The attached I.C.E. budget provides for the above mentioned curb and gutter repairs at this time.

  WINDOWS

  The windows on this property are single glazed, horizontal sliders, aluminum bronze finished windows. These windows are original and while they do not leak water they do frost over in the winter and cause condensation problems inside the apartment units. There is a recent bid on file for the replacement of all windows and sliding glass doors and we are including this in the attached I.C.E. budget. Because this phase of the project is the one most visible to the street any improvements to this phase should have a positive effect on the entire project.

  The attached I.C.E. budget provides for the replacement of all windows and patio sliding glass doors at this time.

  EXTERIOR LIGHTING

  The exterior lighting on this property is comprised of several fixture types and styles. Wall mount entry light fixtures at the apartment entrances are operated by the complex and all have not been converted to fluorescent from incandescent lighting as of the date of inspection. The back patios do not have light fixtures. The breezeway and stairwell lighting has been converted from incandescent to fluorescent fixtures for savings on the cost of both electricity and maintenance. All buildings have either 150W Par floods or HPS wallpacks, the floods will be converted at this time. There are HPS pole light fixtures on the interior grounds, they are also lit by the HPS wallpacks on the backsides of the buildings. Parking lots are lit by HPS pole lights provided by VA Power, which appear adequate at this time. Current management reports that lighting throughout the property is sufficient at this time. A lighting survey is recommended in the interest of safety and avoiding liability problems.

  The attached I.C.E. budget provides for HPS wallpacks at this time.

  LANDSCAPING AND IRRIGATION

  The landscaping on this property is in good condition, and well planned, overall. The property does not have a sprinkler system and all plants are hand watered by maintenance personnel. Management has a bid on file for the installation of sprinklers throughout the main drive area leading to the Leasing Office and we are including this bid in the attached I.C.E. budget. The trees on the property are in good condition but require a thorough pruning at this time. There are several trees that are too close to the buildings and their branches are causing damage to adjacent buildings and roofs. As mentioned in the SIDEWALK section above, there are several areas where tree roots have caused the adjacent sidewalks to heave and these conditions should be addressed before the sidewalks are repaired. Signage throughout the property appears adequate. Minor improvements are required in the areas of sod, plants, and flowers at the marketing areas.

  The attached I.C.E. budget provides for sprinkler installation, tree pruning and minor landscape improvements at this time.

  DRAINAGE

  On the date of our inspection there was no standing water on the property. Grading away from the building foundations appears adequate. Maintenance reports no moisture problems with any garden level units at this time. The only reported drainage problems were around Buildings 2402 - 2406, which require minor, french drainage.

  The attached I.C.E. budget provides for the above mentioned drainage repairs at this time.

  TERMITES

  On the day of our inspection there was no evidence of termite activity noted. The property has a pest control contract with Dodson Pest Control in place at this time at an annual cost of $530.

  FENCING

  This community does not have limited access gates. There are no perimeter fences on this property.

  PARKING

  There are a total of 344 parking spaces total on both phases of this property. Five of these spaces are permanently reserved for the handicapped. Parking lots will need to be sealed and striped this year to preserve the integrity of the 1996 overlay.

  The attached I.C.E. budget includes sealing and striping of the entire parking area at this time.

  LIFE SUPPORT SYSTEMS

  Every apartment is equipped with one battery powered smoke detector located in the service hall. The smoke detectors are not monitored. There are no individual fire extinguishers in any of the apartment units. There are 10# ABC fire extinguishers located on each landing of each stairwell. There are additional 10# ABC fire extinguishers located in the office and maintenance shops. There are 2 fire hydrants on this phase of the property.

  The attached I.C.E.. budget does not require any repairs at this time.

                                    AMENITIES

  SWIMMING POOL

  There is no swimming pool on this phase of the property.

  HOT TUB

  There is no hot tub on this property.

  TENNIS COURT

  There are no tennis courts on this property.

  LAUNDRY ROOM

  There are 22 laundry rooms on this property. There are a total of 22 washers and 22 dryers. All machines are electric. The vendor is Coinmach. All laundry rooms were in average condition. The equipment was replaced in 1996.




  This report is the opinion of the author. It is based principally on observations of the exterior of the building(s). No physical testing has been done. Concealed defects, if any, have not been analyzed. The author is not making any statement on the structural worthiness or integrity of the building(s); rather, the author is merely expressing a general opinion on the type of repairs that may be needed based on generalized observations. No warranty, guarantee, or certification is given by this report. The attached photographs or pictures are representations of the property and should be independently evaluated by the recipient.

                          SNOWDEN VILLAGE I APARTMENTS

                 2352 Cowan Blvd. Fredericksburg, Virginia 22401

                                EXTERIOR BUDGET:

  ROOFING                       Ridge vents, facia.                                          $  7,700.00

  GUTTERS & DOWNSPOUTS          Splashblocks, facia, gutters, downspouts.                    $ 41,140.00

  HVAC                          Electric disconnects, condenser, furnace replacement.        $131,890.00

  PLUMBING                      Sewer clean-out, ball valves.                                $ 37,050.00

  HOT WATER                     Service hot water heaters, replace two heaters.              $  8,816.00

  ELECTRICAL                    Minor repairs, GFI's in bathrooms and kitchens.              $ 23,760.00

  SIDING/TRIM/FACIA/SOFFITS     Facia replacement, stucco touchup, T-111 repairs.            $ 26,620.00

  EXTERIOR PAINT                Paint repaired areas.                                        $ 52,800.00

  STAIRWELLS                    Minor repairs.                                               $  3,300.00

  BALCONIES                     Paint railings, first floor patio replacement.               $ 13,900.00

  FOUNDATIONS                   Good                                                         $      0.00

  SIDEWALKS                     Grind down, and replacement.                                 $  4,690.00

  DRIVES & PARKING LOT          Curb and gutter repairs.                                     $  5,250.00

  WINDOWS                       Window and patio door replacement.                           $197,000.00

  EXTERIOR LIGHTING             HPS wallpacks.                                               $  8,085.00

  LANDSCAPE & IRRIGATION        Sprinkler installation, tree work, landscaping upgrades.     $ 53,400.00

  DRAINAGE                      French drainage.                                             $  2,500.00

  TERMITES                      No activity- annual contract                                 $      0.00

  PARKING                       Seal & stripe                                                $ 15,681.00

  LIFE SUPPORT SYSTEMS          Good                                                         $      0.00

  POOL                          None.                                                        $      0.00

  HOT TUB/SAUNA                 None                                                         $      0.00

  FENCE                         None                                                         $      0.00

  LAUNDRY ROOM                  None.                                                        $      0.00

  TENNIS COURTS                 None.                                                        $      0.00
--------------------------------------------------------------------------------------------------------
  Total Budget:                                                                              $633,582.00
                                                                                             ===========

                       SNOWPEN VILLAGE I & II APARTMENTS

                 2352 Cowan Blvd. Fredericksburg, Virginia 22401

                                    INVENTORY

   1)               MANAGER'S OFFICE
   2)      1 ea     Sofa
   3)      1 ea     Living room chair
   4)      1 ea     Cocktail table
   5)      4 ea     Wall pictures
   6)      2 ea     Desks
   7)      1 ea     Computer desk
   8)      3 ea     Desk chairs
   9)      2 ea     Wingback chair
  10)      3 ea     File cabinets
  11)      1 ea     Small computer desk
  12)      3 ea     Bar stools
  13)      1 ea     Bench
  14)      1 ea     Magnavox TV
  15)      1 ea     TV stand
  16)      2 ea     Packard Bell computer
  17)      1 ea     Sharp fax machine
  18)      1 ea     Book shelf

                    FITNESS CENTER

  1)       1 ea     Exercise bike
  2)       1 ea     Nautilus machine
  3)       1 ea     Sit up bench

                    POOL EQUIPMENT
  1)      24 ea     Chairs
  2)      18 ea     Lounges
  3)       5 ea     Tables
  4)       3 ea     Umbrellas

                    MAINTENANCE EQUIPMENT
  1)       1 ea     Billie Goat Vacuum
  2)       1 ea     Leaf blower
  3)       1 ea     Snow Boss snow blower
  4)       1 ea     Remington nail gun

                                                                       Inventory
                                                                          Page l

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   3) Typical elevation. 100% stucco exteriors.



                                   [PICTURE]



Photo No.:   4) Typical roof is 6/12 pitch with 200# 20 yr. 3 Tab composition shingles.


                                                                          Photos
                                                                          Page 2
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                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   5) Gutters are present on 100% of the facia.



                                   [PICTURE]



Photo No.:   6) Thru the wall combination heat and air units.


                                                                          Photos
                                                                          Page 3
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                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   7) Note rotten wood trim around HVAC units causing water
                penetration at this time.



                                   [PICTURE]



Photo No.:   8) 1/3 of the original Magic Chef condensers have been replaced with American Air units.


                                                                          Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   9)  Interior view of new American Air unit.



                                   [PICTURE]



Photo No.:   10) View of original Air Ease gas fired furnace.


                                                                          Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   11) Each unit has individual gas metering.



                                   [PICTURE]



Photo No.:   12) View under kitchen sink. Note copper domestic supply, PVC DWV lines, and Whirlaway 1/3 HP disposal.


                                                                          Photos
                                                                          Page 6
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                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   13) Gate valve water cut offs. One per building.



                                   [PICTURE]



Photo No.:   14) Hose bibs are present, but, not operational.


                                                                          Photos
                                                                          Page 7
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                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   17) Individual sub-metering of all units.



                                   [PICTURE]



Photo No.:   18) View of Federal Pacific 100 Amp interior panel. Note aluminum wire from meter. CoAlr wire for 110V & 220V curcuits.


                                                                          Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   19) View of CoAlr wire for 110V circuit.



                                   [PICTURE]



Photo No.:   20) No GFI outlets in either bathroom or kitchens.


                                                                         Photos
                                                                         Page 10
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                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   21) Typical electrical transformer sits on concrete pad and has no visible leaks.



                                   [PICTURE]



Photo No.:   22) Typical siding is stucco over brick with T-111 on gable ends.


                                                                         Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   23) View of typical covered stairwells.



                                   [PICTURE]



Photo No.:   24) View of underside of stairwells. 100% steel with poured in place concrete treads.


                                                                         Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   25) Balconies are poured in place structural concrete with wrought iron railings.



                                   [PICTURE]



Photo No.:   26) First floor patios are poured in place concrete with no privacy fencing. Note severe shifting.


                                                                         Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   27) Typical amount of damage found on sidewalks throughout this phase of the complex.



                                   [PICTURE]



Photo No.:   28) View of parking lot.


                                                                         Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   29) Small access ramps were present throughout the parking areas.



                                   [PICTURE]



Photo No.:   30) Handicapped parking spaces are provided. Note parking lot lighting is HPS pole light.


                                                                         Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   31) Typical windows are bronze finished, single glazed, horizontal sliders.



                                   [PICTURE]



Photo No.:   32) Typical parking lot lighting is HPS pole light.


                                                                         Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   33) Many 150W Par floods still present and in need of conversion to HPS wallpacks.



                                   [PICTURE]



Photo No.:   34) View of grounds.


                                                                         Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   35) Drainage appears to be good with many surface drains
                 throughout the grounds.



                                   [PICTURE]



Photo No.:   36) Battery powered smoke detectors in all units.


                                                                         Photos

                               SNOWDEN VILLAGE I
                2352 Cowan Blvd. Fredericksburg, Virginia 22401



                                   [PICTURE]



Photo No.:   37) All stairwells have one 10# ABC fire extinguisher per landing.

                                                                         Photos
                                                                         Page 19